       As filed with the Securities and Exchange Commission on May 9, 2001
                                  Registration Statement No. 333-_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------
                                 WORLDCOM, INC.
    (Exact name of each registrant as specified in their respective charters)

           GEORGIA                                          58-1521612
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

                            500 CLINTON CENTER DRIVE
                           CLINTON, MISSISSIPPI 39056
                                 (601) 460-4600
     (Address, including zip code, and telephone number including area code, of each registrant's principal executive offices)
                             -----------------------
                            P. BRUCE BORGHARDT, ESQ.
                                 WORLDCOM, INC.
                      10777 SUNSET OFFICE DRIVE, SUITE 300
                            ST. LOUIS, MISSOURI 63127
                                 (314) 909-4100
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                        Copies of all correspondence to:

     R. RANDALL WANG, ESQ.                               THOMAS R. BROME, ESQ.
        BRYAN CAVE LLP                                 CRAVATH, SWAINE & MOORE
211 NORTH BROADWAY, SUITE 3600                             WORLDWIDE PLAZA
   ST. LOUIS, MISSOURI 63102                              825 EIGHTH AVENUE
        (314) 259-2000                                 NEW YORK, NEW YORK 10019
   FACSIMILE: (314) 259-2020                          FACSIMILE: (212) 474-3700

                             ----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:|_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:|X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| File No. 333-34578

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
---------------------------------- ---------------------- ----------------------
                                     PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF         AGGREGATE OFFERING         AMOUNT OF
   SECURITIES TO BE REGISTERED           PRICE (2)         REGISTRATION FEE(1)
---------------------------------- ---------------------- ----------------------
Debt Securities                       $1,988,000,000           $ 497,000
---------------------------------- ---------------------- ----------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).

(2) Or, if any debt securities are issued (i) with a principal amount denominated in a foreign currency, such principal amount as shall result in an aggregate initial offering price the equivalent of $1,988,000,000 at the time of initial offering, or (ii) at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $1,988,000,000.

     This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is filed pursuant to Rule 462(b) under the Securities Act of 1933. The contents of the Registration Statement on Form S-3, as amended (File No. 333-34578), including all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, are incorporated herein by reference. In addition, the required opinions and consents are listed in the Exhibit Index attached hereto and filed herewith.

     The registrant hereby certifies that it has instructed its bank to transmit to the Securities and Exchange Commission the applicable filing fee by wire transfer from its account to the Securities and Exchange Commission's account at Mellon Bank as soon as practicable, but in no event later than the close of the next business day following the filing of this registration statement. The registrant further certifies that it will not revoke the instructions to make the wire transfer and that it has sufficient funds to cover the amount of the filing fee.

                                     PART II

ITEM 16. EXHIBITS

         See Exhibit Index.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, WorldCom, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Clinton, Mississippi, on May 9, 2001.

                                           WORLDCOM, INC.

                                           By:  /s/ Scott D. Sullivan
                                                -------------------------------
                                                Scott D. Sullivan
                                                Chief Financial Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Bernard J. Ebbers, Scott D. Sullivan, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys in fact and agents for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons on behalf of the registrant in the capacities indicated and on the dates indicated:


SIGNATURES                                        TITLE                                      DATE
----------                                        -----                                      ----
/s/ Clifford L. Alexander, Jr.                    Director                                   May 9, 2001
---------------------------------
Clifford L. Alexander, Jr.

/s/ James C. Allen                                Director                                   May 9, 2001
---------------------------------
James C. Allen

/s/ Judith Areen                                  Director                                   May 9, 2001
---------------------------------
Judith Areen

/s/ Carl J. Aycock                                Director                                   May 9, 2001
---------------------------------
Carl J. Aycock

/s/ Max E. Bobbitt                                Director                                   May 9, 2001
---------------------------------
Max E. Bobbitt

/s/ Bernard J. Ebbers                             Director, President and Chief Executive    May 9, 2001
---------------------------------                 Officer (Principal Executive Officer)
Bernard J. Ebbers

/s/ Francesco Galesi                              Director                                   May 9, 2001
---------------------------------
Francesco Galesi



/s/ Stiles A. Kellett, Jr.                        Director                                   May 9, 2001
---------------------------------
Stiles A. Kellett, Jr.

/s/ Gordon S. Macklin                             Director                                   May 9, 2001
---------------------------------
Gordan S. Macklin

/s/ Bert C. Roberts, Jr.                          Director                                   May 9, 2001
---------------------------------
Bert C. Roberts, Jr.

/s/ John W. Sidgmore                              Director                                   May 9, 2001
---------------------------------
John W. Sidgmore

/s/ Scott D. Sullivan                             Director and Chief Financial Officer       May 9, 2001
---------------------------------                 (Principal Financial and Accounting
Scott D. Sullivan                                 Officer)


                                  EXHIBIT INDEX

EXHIBITS
--------

5.1          Opinion of WorldCom Counsel

23.1         Consent of Arthur Andersen LLP

23.2         Consent of WorldCom Counsel (contained in Exhibit 5.1)

24.1         Power of Attorney (included in signature page)

25.1 Statement of Eligibility of trustee on Form T-1 with respect to the Indenture